UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     October 13, 2006
Immediatek, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10488 Brockwood Road
Dallas, Texas	75238

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (972) 852-2876

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
          On October 13, 2006, Immediatek, Inc., or the Company, Radical Holdings LP and Zach Bair entered into a Stock Purchase Agreement, or the Purchase Agreement, whereby Radical Holdings LP, or Radical, purchased 110,618 shares of Company common stock owned by Mr. Bair for an aggregate purchase price of $221,236, or $2.00 per share of Company common stock. Mr. Bair previously issued a warrant to purchase 1,336 shares of Company common stock owned by him to a third-party, which expires on February 19, 2007. Pursuant to the Purchase Agreement, Radical has the right, but not the obligation, to purchase from Mr. Bair any shares of Company common stock that are not acquired by the third-party pursuant to that warrant at a purchase price of $2.00 per share. Further, the Purchase Agreement provides that the Company and Radical shall release Mr. Bair, and Mr. Bair shall release the Company and Radical, from, among other things, any and all actions, liabilities, obligations and damages arising prior to October 13, 2006; provided, however, Mr. Bair is not released in any manner from any stockholder derivative litigation and any obligations under that certain Agreement of Waiver, dated as of May 1, 2006, by and between the Company and Mr. Bair. A copy of the Purchase Agreement is filed as Exhibit 10.19 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.
          The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-B and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit
10.19	Stock Purchase Agreement, dated October 13, 2006, by and among the Registrant, Radical Holdings LP and Zach Bair.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc., a Nevada corporation

Date:	October 17, 2006	By:	/s/ PAUL MARIN

		Name:	Paul Marin
		Title:	President & Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10.19	Stock Purchase Agreement, dated October 13, 2006, by and among the Registrant, Radical Holdings LP and Zach Bair.

Exhibit Index